Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Brad Nelson

+1 212.896.1233 / +1 212.896.1217

pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Receives First Gasification Equipment Order from U.S. for $550,000; Forms Joint Venture for Major Expansion

Joint Venture Signed to Expand into Multiple Areas of Louisiana and Texas, includes Equipment Sale, Royalty Payments and Profit Sharing

TAMPA, FL – 07/24/15 — MagneGas Corporation (“MagneGas” or the "Company") (NASDAQ: MNGA) a leading technology company that counts among its inventions a patented process that converts liquid waste into MagneGas® fuel, announced today that the Company has signed a Memorandum of Understanding (“MOU”) with Green Gas Supply, LLC (“Green Gas”) to expand into Louisiana and Texas with a $550,000 Plasma-Arc Gasification system sale that includes future royalty payments, profit sharing rights and an initial 300 cylinder gas order to seed the territory.

Under the terms of the MOU, a new joint venture company (“NewCo”) will be established in Louisiana to own and operate MagneGas® gasification systems to produce and sell MagneGas2® into the metal cutting market. MagneGas will own 50% of NewCo and will receive minimum royalty payments of 5% of gross revenue plus equal profit sharing rights. The MOU calls for the sale of additional equipment to expand into Texas and other states under the same royalty payment and profit sharing rights. As part of the MOU, Green Gas has paid a deposit and definitive agreements with full payment are expected to be signed within 90 days.

Mark Charchio, President of Green Gas, stated, “Louisiana and Texas are some of the largest markets of acetylene for metal cutting in the country with multiple oil and gas companies in the area. We at Green Gas Supply have studied and tested MagneGas2® and feel that there is no better metal cutting fuel to expand rapidly into this market. We were extremely pleased with the results, as multiple tests have shown that MagneGas2® cuts cleaner and faster than acetylene which is ideal for this market where productivity is key to success. We look forward to rolling out MagneGas2® and rapidly expanding into multiple regions of the South.”

Ermanno Santilli, CEO of MagneGas, commented, “We are excited to be joining forces with Green Gas Supply to expand MagneGas® availability in the South. MagneGas continues to execute on our strategy of independent verification, acquiring marquee customers and capturing independent distributors. This Joint Venture will provide distribution for the numerous inquiries we have received from the region, marking it our historic first sale of a unit in the USA. MagneGas2® is fast becoming the preferred cutting fuel across the United States and we expect expansion to other areas in the future.”

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About Green Gas Supply, LLC

Green Gas Supply is a newly formed company in Louisiana specifically created to own and operate MagneGas gasification systems. The partners of Green Gas Supply are a venture capitalist who has been successful in various industrial business lines and the owner of a welding gas distribution company located in Louisiana.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is a technology company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.